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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 1, 1994

                               Dean Foods Company

             (Exact name of registrant as specified in its charter)

        Delaware                     0-1118                   36-0984820
(State or other jurisdiction   (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification No.)

     3600 N. River Road          Franklin Park, IL            60131
       (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code  (708) 678-1680

        (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets
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On January 1, 1994 the Registrant consummated a two part closing of the acquisition of the net assets of the Birds Eye frozen vegetable business from Kraft General Foods. The assets acquired included various production facilities for the processing of frozen vegetables which facilities the registrant intends to continue to operate. The aggregate purchase price was approximately $135 million, subject to adjustment based on the value of the purchased net assets. The purchase price was funded from the Registrant's existing short-term lines of credit with various financial institutions pending finalization of long-term financing arrangements.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

It is impracticable to provide required financial statements of the acquired business at the date of this filing. Audited financial statements for the Birds Eye frozen vegetable business for the year ended December 25, 1993 and pro forma financial information for the Registrant and the Birds Eye frozen vegetable business together with any required Exhibits will be filed not later than 60 days from the date of this filing.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       Dean Foods Company
                                                          (Registrant)

Date  January 13, 1994                             /s/ DALE I. HECOX
                                                       Dale I. Hecox
                                                     Treasurer - Principal
                                                       Accounting Officer